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                                                                    EXHIBIT 23.3



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


CHENIERE ENERGY, INC.:

We hereby consent to the use of our reports dated November 9, 1995 and October 24, 1994, on the 1995, 1994 and 1993 financial statements, included in this Registration Statement on Form S-1 and to the reference to our Firm under the heading "Experts" in the prospectus.


FARBER & HASS

August 21, 1996